Exhibit 99.1

Akoya Biosciences Reports First Quarter 2024 Financial Results

May 13, 2024

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the first quarter ending March 31, 2024.

Business Highlights

●	Revenue was $18.4 million in the first quarter of 2024, compared to $21.4 million in the prior year period; a decrease of 14%. Reagents and services revenue continued to increase.
●	Akoya announced the establishment of a new Manufacturing Center of Excellence in Marlborough, Massachusetts to scale internal reagent manufacturing to meet the accelerating demand for reagents.
●	Akoya’s partner Acrivon Therapeutics presented initial positive Phase 2b clinical data for the ACR-368 therapeutic in patients positive for the ACR-368 OncoSignature Assay in ovarian and endometrial cancer, deployed on the PhenoImager HT platform.
●	Akoya and NeraCare, a leading developer of laboratory tests for the prognosis of melanoma patients, announced an exclusive partnership to enable personalized therapy selection for early-stage melanoma patients at high risk of relapse and death.
●	Akoya and Shanghai KR Pharmtech announced that the KR-HT5 instrument, based on the PhenoImager HT, has received premarket approval from China’s National Medical Products Administration (NMPA).

“While we made meaningful progress in advancing both our operational and clinical objectives, our first quarter results fell short of expectations due to three main factors. First, systemic pressure on capital expenditures persisted. Second, certain pharmaceutical partner lab services revenue were deferred to the second half of 2024 due to revised clinical trial milestones. Third, the completion and launch of our fully operational Manufacturing Center of Excellence temporarily impacted reagent fulfillment times, delaying instrument purchases,” said Brian McKelligon, CEO of Akoya Biosciences. “With the industry’s leading installed base, normalization of pharmaceutical partner revenue in the second half of 2024, and now resolved reagent availability issues, we believe that our foundational initiatives will lead us back to strong top-line growth and achievement of our profitability objectives.”

First Quarter 2024 Financial Results

●	Revenue was $18.4 million in the first quarter of 2024, compared to $21.4 million in the prior year period; a decrease of 14%. Reagents and services revenue continued to increase.
●	For the first quarter of 2024, reported gross margin was 46% while non-GAAP adjusted gross margin was 57% when excluding the write off from discontinued legacy instruments. Both GAAP and non-GAAP adjusted gross margin were 57% for the first quarter of 2023.
●	For the first quarter of 2024, operating expenses were $30.0 million and non-GAAP operating expenses were $25.6 million when excluding an impairment charge for facility consolidation and restructuring associated with a reduction in force in January. Both GAAP and non-GAAP operating expenses were $29.7 million for the first quarter of 2023.

●	For the first quarter of 2024, loss from operations was $21.6 million and non-GAAP loss from operations was $15.2 million, excluding the items noted above. Both GAAP and non-GAAP loss from operations were $17.4 million for the first quarter of 2023.
●	Ended the quarter with an instrument installed base of 1,213 (354 PhenoCyclers, 859 PhenoImagers), a year-over-year increase of 22% compared to an installed base of 992 in the prior year period (273 PhenoCyclers, 719 PhenoImagers).
●	1,307 total publications citing Akoya’s technology as of March 31, 2024, compared to 860 total publications in the prior year period: an increase of 52%.
●	$61.6 million of cash, cash equivalents and marketable securities as of March 31, 2024.

2024 Financial Outlook

Akoya is updating its revenue outlook for the full year 2024 while maintaining its commitment to achieving operating cash flow breakeven by year end. The Company now expects full year 2024 revenue to be in the range of $104.0-$112.0 million.

Webcast and Conference Call Details

Akoya will host a conference call today, May 13, 2024, at 5:00 p.m. Eastern Time to discuss its first quarter 2024 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), Akoya is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” and “non-GAAP loss from operations,” all of which are non-GAAP financial measures. Akoya defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain excess and obsolete inventory charges. Non-GAAP adjusted gross margin is defined as non-GAAP adjusted gross profit divided by total revenue. Akoya defines non-GAAP operating expense as operating expense adjusted for impairment and restructuring charges. Akoya defines non-GAAP loss from operations as loss from operations adjusted for certain excess and obsolete inventory charges, impairment, and restructuring charges.

Akoya includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations can provide useful measures for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations differently than Akoya does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our expectations for full year 2024 revenue, our growth prospects, our ability to achieve operating cash flow breakeven, projected timing for achieving operating cash flow breakeven, our expectations regarding our ability to market, sell and meet demand for our products and services, our expectations regarding our current and potential partnerships and collaborations, and other statements regarding our business strategies, use of capital, results of operations, financial and operational performance and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

investors@akoyabio.com

Media Contact:

Christine Quern

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$13,039	$83,125
Marketable securities	48,536	—
Accounts receivable, net	13,473	16,994
Inventories, net	22,988	17,877
Prepaid expenses and other current assets	3,793	3,794
Total current assets	101,829	121,790
Property and equipment, net	8,964	10,729
Demo inventory, net	726	893
Intangible assets, net	16,699	17,412
Goodwill	18,262	18,262
Operating lease right of use assets, net	5,568	8,365
Financing lease right of use assets, net	1,348	1,562
Other non-current assets	1,354	1,356
Total assets	$154,750	$180,369
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$23,209	$25,209
Current portion of operating lease liabilities	2,654	2,681
Current portion of financing lease liabilities	718	767
Deferred revenue	6,612	6,688
Total current liabilities	33,193	35,345
Deferred revenue, net of current portion	2,928	3,193
Long-term debt, net	75,469	75,254
Contingent consideration liability, net of current portion	4,015	5,765
Operating lease liabilities, net of current portion	5,713	6,238
Financing lease liabilities, net of current portion	634	766
Other long-term liabilities	75	38
Total liabilities	122,027	126,599
Total stockholders' equity	32,723	53,770
Total liabilities and stockholders' equity	$154,750	$180,369

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended
	March 31,	March 31,
	2024	2023
Revenue:
Product revenue	$12,140	$15,524
Service and other revenue	6,210	5,886
Total revenue	18,350	21,410
Cost of goods sold:
Cost of product revenue	6,723	5,751
Cost of service and other revenue	3,248	3,366
Total cost of goods sold	9,971	9,117
Gross profit	8,379	12,293
Operating expenses:
Selling, general and administrative	19,863	23,124
Research and development	5,554	6,378
Change in fair value of contingent consideration	179	227
Impairment	2,971	—
Restructuring	1,397	—
Total operating expenses	29,964	29,729
Loss from operations	(21,585)	(17,436)
Other income (expense):
Interest expense	(2,612)	(2,054)
Interest income	937	765
Other expense, net	(161)	(48)
Loss before provision for income taxes	(23,421)	(18,773)
Provision for income taxes	(63)	(29)
Net loss	$(23,484)	$(18,802)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.49)
Weighted-average shares outstanding, basic and diluted	49,188,170	38,326,024

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Gross Profit to Non-GAAP Adjusted Gross Profit Reconciliation and Calculation of Gross Margin and Non-GAAP Adjusted Gross Margin (unaudited)

(in thousands)

	Three months ended
	March 31,	March 31,
	2024	2023
Total revenue	$18,350	$21,410

Gross profit	8,379	12,293
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	2,045	—
Non-GAAP adjusted gross profit	$10,424	$12,293

Gross margin	46%	57%

Non-GAAP adjusted gross margin	57%	57%

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Operating Expense to Non-GAAP Operating Expense Reconciliation (unaudited)

(in thousands)

	Three months ended
	March 31,	March 31,
	2024	2023
Operating expenses	$29,964	$29,729
Impairment	(2,971)	—
Restructuring	(1,397)	—
Non-GAAP operating expenses	$25,596	$29,729

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Loss From Operations to Non-GAAP Loss From Operations Reconciliation (unaudited)

(in thousands)

	Three months ended
	March 31,	March 31,
	2024	2023
Loss from operations	$(21,585)	$(17,436)
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	2,045	—
Impairment	2,971	—
Restructuring	1,397	—
Non-GAAP loss from operations	$(15,172)	$(17,436)